Exhibit 10.6.1

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of June 30, 2021 by and among (a) SILICON VALLEY BANK, a California corporation (“SVB”), in its capacity as administrative agent and collateral agent (“Agent”), (b) SVB, as a lender, (c) SVB INNOVATION CREDIT FUND VIII, L.P., a Delaware limited partnership (“SVB Capital”), as a lender (SVB and SVB Capital and each of the other “Lenders” from time to time a party hereto are referred to herein collectively as the “Lenders” and each individually as a “Lender”), and (d) HUMACYTE, INC., a Delaware corporation (“Humacyte” and together with any other entity executing a joinder to the Loan Agreement (as defined below) as a borrower (including SPAC Parent after the closing of the SPAC Transaction), individually and collectively, jointly and severally, “Borrower”).

Recitals

A. Agent, Lenders, and Borrower have entered into that certain Loan and Security Agreement dated as of March 30, 2021 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has requested that Agent and Lenders amend the Loan Agreement to (i) revise the definition of “Cash Collateralization Event” set forth therein and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

C. Agent and Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.13 (Cash Collateralization Trigger). Section 6.13 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.13 Cash Collateralization Trigger. If a Cash Collateralization Event occurs at any time prior to repayment in full of all Obligations (other than inchoate indemnity obligations and any Obligations under Bank Services Agreements), Borrower hereby authorizes and directs Agent to immediately transfer to account number XXX-XXX-7530 held at SVB (the “Pledged Account”) (from any one or a combination of Borrower’s accounts at SVB) an aggregate amount of cash and/or Cash Equivalents equal to fifty percent (50%) of the then-outstanding principal balance of and interest accrued on the Term Loan Advances in order to cash collateralize all amounts owing from Borrower to the Lenders in connection with the Term Loan Advances (a “Cash Collateralization”), it being understood that the foregoing authorization shall constitute an immediate Cash Collateralization of the Obligations, irrespective of any delay by Agent in effecting such transfer. For purposes hereof “Cash Collateralization Event” means Borrower fails to consummate the Equity Event by July 9, 2021. If, subsequent to the Cash Collateralization Event, an Equity Event shall be consummated, then (i) the Cash Collateralization requirements described in the immediately foregoing sentence shall no longer apply and (ii) Agent shall, and is hereby authorized and directed to, immediately transfer all funds in the Pledged Account to the Designated Deposit Account.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Agent and/or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true, accurate and complete as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Agent in such Perfection Certificate have not changed, as of the date hereof.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Agent and Lenders of (i) this Amendment by each party hereto, and (ii) an updated Borrowing Certificate by Borrower, and (b) Borrower’s payment of all Lenders’ Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at SVB.

8. Miscellaneous.

8.1 This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement (subject to certain grace and cure options set forth in Section 8 of the Loan Agreement); and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

8.2 Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

9. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

HUMACYTE, INC.

By:	/s/ Dale Sander
Name:	Dale Sander
Title:	Chief Financial Officer

AGENT:

SILICON VALLEY BANK, as Agent

By:	/s/ Scott McCarty
Name:	Scott McCarty
Title:	Director

LENDERS:

SILICON VALLEY BANK, as Lender

By:	/s/ Scott McCarty
Name:	Scott McCarty
Title:	Director

SVB INNOVATION CREDIT FUND VIII, L.P.,

By:	SVB Innovation Credit Partners VIII, LLC, a
Delaware limited liability company, its General
Partner, as Lender

By:	/s/ Ryan Grammer
Name:	Ryan Grammer
Title:	Senior Managing Director

[Signature Page to First Amendment to Loan and Security Agreement]